Exhibit 5.1

Tel-Aviv, September 30, 2025

ZOOZ Power Ltd.

4B Hamelacha Street

Lod 7152008

Israel

Re: ZOOZ Power Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to ZOOZ Power Ltd., a company limited by shares organized under the laws of the state of Israel (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), as amended, on or about the date hereof, relating to the offer and resale from time to time of ordinary shares, NIS 0.00286 nominal (par) value per share (“Ordinary Shares”), by the selling securityholders named in the prospectus, together with any additional selling securityholders listed in a prospectus supplement (together with any of such securityholders’ transferees, pledgees, donees or successors, the “Selling Securityholders”), which consist of (i) 133,005,000 Ordinary Shares issued pursuant to that certain subsequent securities purchase agreement dated as of July 29, 2025 (the “Subsequent Purchase Agreement”) by and between the Company and the investors party thereto, (ii) up to 18,000,000 Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Ordinary Shares (the “Purchaser Pre-Funded Warrants”) issued pursuant to the Subsequent Purchase Agreement, (iii) up to 5,000,000 Ordinary Shares issuable upon the exercise of warrants (the “Purchaser Ordinary Warrants”) issued pursuant to that certain initial securities purchase agreement dated as of July 29, 2025 (the “Initial Purchase Agreement” and together with the Subsequent Purchase Agreement, the “Purchase Agreements” and such private placements, the “Private Placement”), (iv) 5,920,350 Ordinary Shares issued pursuant to that certain engagement letter, as amended (the “Engagement Letter”), by and between the Company and Chardan Capital Markets LLC (“Chardan”), as consideration for Chardan’s services as placement agent in the Private Placement, (v) up to 5,000,000 Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase Ordinary Shares (the “Chardan Pre-Funded Warrants”) issued pursuant to the Engagement Letter, (vi) up to 350,000 Ordinary Shares issuable upon the exercise of warrants (the “Chardan Ordinary Warrants”), issued pursuant to the Engagement Letter, (vi) 6,927,706 Ordinary Shares issued pursuant to the Sponsor Support Agreement, as amended (the “Sponsor Support Agreement”) by and between the Company and Forest Hill 18, LP (the “Sponsor”), (vii) up to 6,525,926 Ordinary Shares issuable upon the exercise of pre-funded warrants to purchase ordinary shares (the “Sponsor Pre-Funded Warrants” and together with the Chardan Pre-Funded Warrants and the Purchaser Pre-Funded Warrants, the “Pre-Funded Warrants”) issued pursuant to the Sponsor Support Agreement, and (viii) up to 40,360,895 Ordinary Shares issuable upon the exercise of warrants (the “Sponsor Warrants” and together with the Chardan Ordinary Warrants and the Purchaser Ordinary Warrants, the “Ordinary Warrants”) issued pursuant to the Sponsor Support Agreement. The Ordinary Shares issued pursuant to the Subsequent Purchase Agreement detailed in section (i) above and the Ordinary Shares issuable upon the exercise of issued and outstanding Pre-Funded Warrants and the Ordinary Shares issuable upon the exercise of issued and outstanding Ordinary Warrants, are referred to herein as the “Selling Securityholder Securities”.

In our capacity as your Israeli counsel in connection with your preparation and filing of the Registration Statement, in rendering the opinions set forth below, we have examined solely copies of: (i) the Registration Statement; (ii) the Articles of Association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”), which have heretofore been approved and which relate to the Company’s issuance of the Selling Securityholder Securities and the resale of the Selling Securityholder Securities included in the Registration Statement, filing of the Registration Statement and other actions to be taken in connection with such issuance; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. Insofar as the opinions expressed herein involve factual matters, we have relied exclusively, without independent investigation or verification, upon certificates of, and other communications with, officers of the Company. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

2

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Articles and all applicable laws such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

The opinions set forth herein are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and secured parties; (ii) the effect of general principles of equity, whether applied in a proceeding in equity or at law, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies; (iii) the exercise of judicial or administrative discretion; (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (v) the effect of statutes of limitations; and (vi) we express no opinion concerning the enforceability of any waiver of rights or defences with respect to stay, extension or usury laws.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

A.	The Ordinary Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

B.	The Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants and upon the exercise of the Ordinary Warrants have been duly authorized and, when issued upon the exercise of the Pre-Funded Warrants or upon the exercise of the Ordinary Warrants, in each case pursuant to the applicable terms of the Pre-Funded Warrants or the Ordinary Warrants, in accordance with and in the manner described therein and in the Registration Statement, will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

1. We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Israel, and have assumed that the laws of the State of Israel would be chosen as the governing law of each applicable agreement. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

2. Our opinions herein are subject to and may be limited by: (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (iii) principles of good faith and fair dealing.

3. Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

3

4. You have informed us that you intend to issue the Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants and upon exercise of the Ordinary Warrants and that the Selling Securityholders intend to offer the Selling Securityholder Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any of the abovementioned Ordinary Shares you will afford us an opportunity to review the operative documents pursuant to which such Ordinary Shares are to be issued and any required governmental approvals with respect thereto, and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Ordinary Shares.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectuses included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Selling Securityholder Securities, except as set forth above.

Very truly yours,

/s/ Shibolet & Co., Law Firm
Shibolet & Co., Law Firm